Sub-Item 77Q1(a)

Copies of any material amendments to the registrant’s charter:

Amended Schedule B, dated February 16, 2006, to the Declaration of Trust dated November 5, 2004.  Incorporated herein by reference to
Exhibit (a)(4) to Post-Effective Amendment No. 81 (filed April 28, 2006)
to the Registrant’s Registration Statement on Form N-1A.  (Accession
Number 0001193125-06-092743)

Amended Schedule B, dated May 18, 2006, to the Declaration
of Trust dated November 5, 2004. Incorporated herein by reference to
Exhibit (a)(4) to Post-Effective Amendment No. 83 (filed June 28, 2006)
to the Registrant’s Registration Statement on Form N-1A.  (Accession
Number 0001145443-06-002205)

Sub-Item 77Q1(d)

Rights of shareholders described in documents
listed previously in response to Item 77Q1(a).

Form of Amended and Restated Rule
18f-3 Multi-Class Plan effective May 18, 2006. Incorporated
herein by reference to Exhibit (n)(1) to Post-Effective
Amendment No. 83 (filed June 28, 2006) to the Registrant’s
Registration Statement on Form N-1A.  (Accession
Number 0001145443-06-002205)